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                                                                       EXHIBIT B
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                              STOCK RESTRICTION AND
                          REGISTRATION RIGHTS AGREEMENT

         This Stock Restriction and Registration Rights Agreement dated as of December 30, 1997 is between Galileo Corporation (the "Company"), a Delaware corporation, and the undersigned holders (the "Holders") of shares (the "OFC Shares") of common stock and options to purchase shares of common stock (the "OFC Options") of OFC Corporation ("OFC"), a New Hampshire corporation. This Agreement is made in connection with the execution of the Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") pursuant to which OFC will merge with and into a subsidiary of the Company (the "Merger") and the Holders will receive shares of common stock of the Company (the "Shares") in exchange for their OFC Shares and Options.

         The parties hereto agree as follows:

                     SECTION 1 - REPRESENTATIONS, WARRANTIES
                            AND AGREEMENTS OF HOLDERS

         Each Holder severally represents, warrants and agrees as to itself as follows:

         1.1 AUTHORITY; NO BREACH. The Holder has the legal power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by and is the valid and binding obligation of the Holder, enforceable against it in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. The Holder has obtained all governmental and other consents and approvals required for it to execute, deliver and perform its obligations under this Agreement, and such execution, delivery and performance will not violate or constitute (or with notice or lapse of time or both would constitute) a default under any agreement, order or judgment binding upon the Holder or its property.

         1.2 TITLE TO OFC SHARES. The Holder owns beneficially and of record, free and clear of any lien, encumbrance or adverse claim, the OFC Shares and Options set forth opposite the Holder's name in the Seller Disclosure Schedule delivered pursuant to the Merger Agreement. There are no shareholder agreements, voting trusts, proxies or other agreements or understandings with respect to the outstanding shares of capital stock of OFC to which the Holder is a party.

         1.3 APPROVAL OF MERGER. The Holder has duly and validly approved the Merger Agreement in accordance with the New Hampshire Business Corporation Act and will not modify or rescind such approval.

         1.4 CONTINUITY OF INTEREST. The Holder has no current plan or intention, and the Holder knows of no plan (written or oral) of the other Holders, to engage in any sale, exchange, transfer, pledge, or other transaction that would reduce the risk of ownership (collectively, a




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"Sale") of any of the Shares received in the Merger. Notwithstanding the above, the Holder may engage in a Sale of any Shares released to the Holder under the terms of the Escrow Agreement referred to in Section 1.10 of the Merger Agreement (the "Escrow Agreement") without violating the representations in this
Section 1.4 if, after such Sale, the aggregate fair market value (determined as of the date of the Merger) of the Shares retained by the Holders (excluding any Shares which continue to be held by the Escrow Agent under the terms of the Escrow Agreement) equals or exceeds 50 percent of the fair market value of the OFC Shares outstanding immediately prior to the Merger. For purposes of this representation, OFC Shares exchanged for cash or other property and OFC Shares exchanged for cash in lieu of fractional Shares will be treated as outstanding immediately prior to the Merger. A Sale of the Shares for purposes of this
Section 1.4 includes any Sale or redemption in contemplation of, or related or pursuant to the Merger Agreement, including a Sale or redemption of OFC Shares prior to the Merger.

         1.5 INVESTMENT REPRESENTATION. The Holder is acquiring the Shares for the Holder's own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing the Shares. The Holder acknowledges that the Shares are restricted securities that are unregistered; that the Holder must hold the Shares indefinitely unless they are subsequently registered under the Securities Act of 1933 (the "Securities Act") or an exemption from such registration is available; and that the registration rights provisions of this Agreement constitute the only obligation of the Company to register the Shares.

         1.6 RECEIPT OF INFORMATION. The Holder acknowledges receipt of the Company's Annual Report on Form 10-K for the year ended September 30, 1997 and Proxy Statement for the 1998 annual meeting of shareholders. The Holder further acknowledges that the Holder has had the opportunity to obtain such additional information and to ask such questions as the Holder considered necessary in connection with the receipt of the Shares.

         1.7 RESTRICTION ON TRANSFER. The Holder will not sell, transfer, distribute or otherwise dispose of the Shares except (i) pursuant to an effective registration statement under the Securities Act as then in effect covering the Shares and proposed distribution or (ii) upon first furnishing to the Company an opinion of counsel satisfactory to it stating that the proposed disposition is not in violation of the registration requirements of the Securities Act and such undertakings and agreements with the Company by the proposed transferee as the Company may reasonably require to ensure compliance with the Securities Act. Each certificate representing the Shares will bear a legend substantially in the following form:

         The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred or otherwise disposed of unless and until (i) the shares are registered under the Act or (ii) an opinion of counsel satisfactory to the Issuer to the effect that registration under the Act is not required, and such undertakings as the Issuer may reasonably require to ensure compliance with the Act, are furnished

The Holder understands that the certificates representing the Shares will be placed on the "stop-transfer list" maintained by the Company's transfer agent and will remain so listed so long as the restrictions imposed on the Shares under this Agreement remain in effect.


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                         SECTION 2 - REGISTRATION RIGHTS

         2.1 RESALE REGISTRATION. The Company will within 30 days after the date of the closing of the Merger prepare and file a Registration Statement under the Securities Act covering the resale by each Holder of the Holder's Shares from time to time in transactions not involving an underwritten public offering and will thereafter use reasonable efforts to cause the Registration Statement to be declared effective by the Securities and Exchange Commission (the "Commission") as soon as practicable thereafter and to keep the Registration Statement continuously effective for a period of two years following the Merger or such other period as may be specified in Rule 144(k) under the Securities Act or any successor provision, but in no event after the date on which the Holder no longer holds any Shares registered under the Registration Statement. In connection with the foregoing:

         (a) The Company will promptly (subject to Section 2.2) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for as long as such registration is required to remain effective hereunder; will cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and will comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Shares covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in the Registration Statement or supplement to the Prospectus.

         (b) The Company will promptly furnish to each Holder such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Shares being sold by the Holder.

         (c) The Company will, on or prior to the date on which the Registration Statement is declared effective, use reasonable efforts to register or qualify the Shares covered by the Registration Statement under such securities or "blue sky" laws, if any, as may be applicable of such states of the United States as any Holder reasonably requests; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or to file any general consent to service of process.

         (d) The Company will promptly give notice to each Holder (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority with jurisdiction for amendments and supplements to the Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iv) of the issuance by any state securities commission or other regulatory authority with jurisdiction of any order suspending the qualification or exemption from qualification of any of the Shares under any applicable state securities or "blue sky" laws and (v) of the happening of any event which makes any statement made in the Registration Statement or related Prospectus untrue or which requires the making of any changes in the Registration Statement or Prospectus so that


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they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As soon as practicable following any of such events, but in any case not later than the expiration of the period for suspension of disposition of the Shares under Section 2.2, the Company will prepare and file with the Commission and furnish such supplement or amendment to such Prospectus as may be necessary so that, as thereafter deliverable to the purchasers of the Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

         2.2 SUSPENSION PERIOD. Upon receipt of a notice under clauses (ii) through (v) of Section 2.1(d), each Holder will forthwith discontinue disposition of the Shares pursuant to the Registration Statement until the Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.1(d) or until the Holder is advised in writing by the Company that the use of the Prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, the Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in the Holder's possession, of the Prospectus covering the Shares current at the time of receipt of such notice; provided, however, that in no event will the period of suspension of disposition of the Shares under this
Section 2.2 exceed 90 days.

         2.3 REGISTRATION EXPENSES. The Company will bear all expenses incurred in connection with the registration of the Shares pursuant to this Section 2, including without limitation all printing, legal and accounting expenses incurred by the Company and all registration and filing fees imposed by the Commission, any state securities commission or the Nasdaq Stock Market or, if the common stock of the Company is not then listed on such market, the principal national securities exchange or national market system on which the common stock is then traded or quoted. Each Holder will be responsible for any brokerage commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of the Holder's Shares and for any legal, accounting and other expenses incurred by the Holder.

         2.4 INDEMNIFICATION.

         (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its partners, officers, directors, trustees, stockholders, employees and agents, and each person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act"), or is under common control with, or is controlled by, such Holders, together with the partners, officers, directors, trustees, stockholders, employees and agents of such controlling person (collectively, the "Controlling Persons"), from and against all losses, claims, damages, liabilities and expenses, including without limitation reasonable legal fees and expenses (collectively, the "Damages"), incurred by such Holder and any such Controlling Person arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission to state therein a material fact necessary to make the statements


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therein in light of the circumstances under which they were made not misleading, or any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to such Holder furnished in writing to the Company by such Holder specifically for use therein; provided, however, that the Company shall not be liable to any Holder under this Section 2.4(a) to the extent that any such Damages were caused by the fact that such Holder sold the Shares to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if, and only if (i) the Company has previously furnished copies of such amended or supplemented Prospectus to such Holder and (ii) such Damages were caused by any untrue statement or omission or alleged untrue statement or omission contained in the Prospectus so delivered which was corrected in such amended or supplemented Prospectus.

         (b) INDEMNIFICATION BY THE HOLDERS. Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder specifically for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that such selling Holder shall not be obligated to provide such indemnity to the extent that such Damages result from the failure of the Company to promptly amend or take action to correct or supplement the Registration Statement or Prospectus on the basis of corrected or supplemental information provided by such Holder to the Company expressly for such purpose. In no event shall the liability of any Holder of the Shares hereunder be greater in amount than the amount of the proceeds received by such Holder upon the sale of the Shares giving rise to such indemnification obligation.

         (c) PROCEDURE. Each party entitled to indemnification under this
Section 2.4 (the "Indemnified Party") shall give prompt notice of any claim as to which indemnification may be sought to the party required to provide indemnification (the "Indemnifying Party"), provided that failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent of actual prejudice. The Indemnifying Party shall be entitled to assume the defense of any such claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party may participate in such defense at its own expense, provided that the Indemnifying Party will pay such expense if representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party shall, except with the consent of the Indemnified Party, agree to any settlement that does not include a release of the Indemnified Party from all liability in respect of such claim, and the Indemnified Party shall not settle such claim without the prior written consent of the Indemnifying Party.


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         2.5 RESTRICTIONS ON SALE. In the event of an underwritten public offering for the account of the Company, upon the written request of the managing underwriter or underwriters of such offering, each Holder agrees not to effect any public sale or distribution of any securities similar to those being registered in such offering, including without limitation, through sales of the Shares pursuant to the Registration Statement, during the 21 days prior to, and during the 90- day period beginning on, the effective date of the Registration Statement relating to such offering. In the event of the delivery of such a request, the right of a Holder to sell under the Registration Statement and the obligations of the Company to keep the Registration Statement current shall be suspended for the period specified in the preceding sentence.

         2.6 CERTAIN DEFINITIONS. As used in this Section 2, the following terms have the following meanings:

         (a) "PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, and by all other amendments and supplements to the prospectus, including post-effective amendments, and in each case including all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         (b) "REGISTRATION STATEMENT" means any registration statement of the Company that covers any of the Shares pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                            SECTION 3 - MISCELLANEOUS

         3.1 AMENDMENT AND WAIVER. This Agreement may not be amended, modified or supplemented or any requirement hereunder waived, except in writing signed by the party to bound thereby.

         3.2 NOTICES. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopier, registered or certified mail (return receipt requested), postage prepaid or courier to the parties at their respective addresses set forth on the signature pages hereof (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to a courier guaranteeing overnight delivery.

         3.3 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns, heirs and legal representatives of the parties. This Agreement may not be assigned by any Holder and any attempted assignment shall be void and


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of no effect and shall terminate all obligations of the Company hereunder with respect to such Holder.

         3.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute the same agreement.

         3.5 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         3.6 GOVERNING LAW. This Agreement shall be governed by the laws of Massachusetts without regard to principles of conflicts of law.




                  [Remainder of Page Intentionally Left Blank]





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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date stated above.

                                          GALILEO CORPORATION

                                          By: /s/ William T. Hanley, President
                                              ----------------------------------
                                              William T. Hanley, President

                                          Address: Galileo Park, P.O. Box 550
                                                   Sturbridge, MA  01566

                                          HOLDERS:

                                              /s/ John F. Blais, Jr.
                                              ----------------------------------
                                              John F. Blais, Jr.

                                          Address:
                                                   -----------------------------

                                              /s/ James F. Briggs
                                              ----------------------------------
                                              James F. Briggs

                                          Address:
                                                   -----------------------------

                                              /s/ Robert Clark
                                              ----------------------------------
                                              Robert Clark

                                          Address:
                                                   -----------------------------

                                              /s/ John Lucy
                                              ----------------------------------
                                              John Lucy

                                          Address:
                                                   -----------------------------

                                              /s/ Kris Anderson
                                              ----------------------------------
                                              Kris Anderson

                                          Address:
                                                   -----------------------------




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